UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 26, 2025

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38424	82-4183498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Park Oaks Blvd., Suite 350, Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	GORV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information in Item 2.01 with respect to the General Assignment (as defined below) is incorporated into this Item 1.01 by reference to the extent applicable.

Item 1.03 Bankruptcy or Receivership.

The information in Item 2.01 with respect to the General Assignment (as defined below) and the Assignment (as defined below) are incorporated into this Item 1.03 by reference to the extent applicable.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Final Closing under Asset Purchase Agreement

As previously disclosed, on October 6, 2025, Lazydays Holdings, Inc. (the “Company”) entered into that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among (i) the Company, (ii) certain direct and indirect subsidiaries of the Company named therein (together with the Company, collectively, the “Sellers”), (iii) CIRV Group, LLC, a Florida limited liability company, and CIRV Group Real Estate Holdings, LLC, a Florida limited liability company (collectively, the “Purchasers”), and (iv) Jeffrey M. Hirsch, an affiliate of the Purchasers, pursuant to which the Sellers agreed to sell substantially all of their assets to the Purchasers, subject to the terms and conditions therein (the “Asset Sales”). As contemplated by the Asset Purchase Agreement, the consummation of the Asset Sales has taken place in a series of closings on a site-by-site basis related to the applicable dealership, leased real property and/or owned real property (each, a “Site”) as previously summarized in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 25, 2025 and as further summarized below.

On November 26, 2025, the Sellers closed the Asset Sales with respect to the Company’s Sites in Las Vegas, Nevada, Seffner, Florida, Tampa, Florida and Wildwood, Florida (the “Final APA Closing”). At such closing, the Purchasers paid a purchase price of approximately $88.1 million for the assets, properties and/or rights related to those Sites. Of that purchase price, (a) approximately $86.0 million was paid to Manufacturers and Traders Trust Company, as Administrative Agent (the “Administrative Agent”) under the Second Amended and Restated Credit Agreement, dated as of February 21, 2023, by and among the Administrative Agent, the lenders party thereto (the “Lenders”), the Company and its subsidiaries party thereto (as amended from time to time, the “Credit Agreement”), to repay a portion of the outstanding senior secured indebtedness and other obligations outstanding under the Credit Agreement, (b) approximately $2.1 million was used to pay the transaction expenses, costs and taxes of the Company (inclusive of required reimbursements by the Company of transaction expenses and costs of the Administrative Agent and the Lenders), and (c) no cash was retained by the Sellers.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed with the SEC on October 10, 2025 as Exhibit 2.1 to the Company’s Current Report on Form 8-K, and is incorporated herein by reference.

Assignment for the Benefit of Creditors

As previously disclosed, on October 14, 2025, in connection with the Company’s entry into the Asset Purchase Agreement and the transactions contemplated thereby, the Board of Directors of the Company (the “Board”) and the Company’s stockholders approved an Amended Plan of Liquidation and Dissolution (the “Plan of Dissolution”) which provided that the Company may liquidate the Company’s remaining assets, if any, following the Asset Sales, whether by way of sale, assignment (which may include, without limitation, an assignment to one or more assignees for the benefit of the Company’s creditors) or other disposition or liquidation (the “Liquidation”) and dissolve the Company (the “Dissolution”).

After the completion of the Final APA Closing, on November 28, 2025, pursuant to the Plan of Dissolution, the Company entered into a general assignment (the “General Assignment”) by and between the Company and Lazy Liquidation, LLC, a California limited liability company (the “Assignee”), pursuant to which the Company transferred to the Assignee, in trust for the benefit of the Company’s creditors, all of the Company’s remaining assignable assets after the Final APA Closing (the “Assignment” and, such assigned assets, the “ABC Estate”). Under the terms of the General Assignment, the Assignee shall attempt to sell, liquidate and dispose of the ABC Estate and administer the ABC Estate to the best of its ability and distribute remaining proceeds or assets from the ABC Estate to creditors of the Company in accordance with contractual and legal priorities of the Company’s secured, unsecured and other claimants.

Also on November 28, 2025, as consideration for Resolution Financial Advisors LLC (“Resolution”) forming and organizing the Assignee, managing the ABC Estate held in trust by the Assignee, and making its employees and agents available to the Assignee, the Company agreed to pay Resolution a fee in the amount of (a) $225,000 (less a $40,000 advisory fee previously paid by the Company to Resolution) plus (b) 9.0% of all proceeds of the ABC Estate monetized by the Assignee.

The foregoing description of the General Assignment does not purport to be complete and is qualified in its entirety by reference to the General Assignment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As a result of the Final APA Closing and the Assignment, the Company has ceased its business operations and has filed a Certificate of Dissolution (as defined below) in accordance with the Plan of Dissolution as further discussed below.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The Company’s execution of the General Assignment, completion of the Assignment and the effectiveness of the Certificate of Dissolution (as defined below) each constituted an immediate event of default under the Credit Agreement. As a result, all outstanding obligations under the Credit Agreement and related loan documents are immediately due and payable.

Item 3.03 Material Modification to Rights of Security Holders.

On November 26, 2025, in accordance with the Plan of Dissolution, the Company filed with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the Delaware General Corporation Law with a future effective time of 5:30 p.m. Eastern time on November 28, 2025 (the “Dissolution Effective Time”). For additional information regarding the Plan of Dissolution and the Dissolution, refer to the Company’s Definitive Information Statement on Schedule 14C filed with the SEC on October 27, 2025.

Pursuant to and in accordance with the Plan of Dissolution, as of the Dissolution Effective Time, the Company has closed its stock transfer books, and shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), will no longer be assignable or transferable on the Company’s books, other than transfers by will, intestate succession, operation of law or upon the dissolution of a stockholder or its successors.

The foregoing description of the Certificate of Dissolution does not purport to be complete and is qualified in its entirety by reference to the Certificate of Dissolution, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2025, (i) Susan Scarola and Alexandre Zyngier, each a Class A director, (ii) Jerry Comstock and Robert DeVincenzi, each a Class B director, and (iii) Ronald K. Fleming and James F. Fredlake, each a Class C director, each provided notice of his or her decision to resign from the Board and all committees thereof, in each case, effective immediately after the Dissolution Effective Time.

On November 28, 2025, (i) Ronald K. Fleming resigned as Chief Executive Officer of the Company, (ii) Amber Dillard resigned as Chief Operating Officer of the Company and (iii) Kyle Richter resigned as Chief Administrative Officer of the Company, in each case, effective immediately after the Dissolution Effective Time.

Also on November 28, 2025, the Company provided notice of termination of employment to Jeff Needles for his employment as Chief Financial Officer and Corporate Secretary of the Company, effective as of immediately after the Dissolution Effective Time.

Item 8.01 Other Events

Termination of Remaining Employees

On November 28, 2025, the Company terminated all of its remaining employees.

Nasdaq Delisting

As previously disclosed, on November 18, 2025, the Company filed a Form 25 with the SEC to effect the voluntary delisting of the Common Stock from The Nasdaq Capital Market (“Nasdaq”), which Form 25 became effective ten days following its filing and the Common Stock was delisted from Nasdaq effective on November 28, 2025.

The Company has not arranged for listing and/or registration of the Common Stock on another national securities exchange or for quotation in a quotation medium, and the Company can provide no assurance that trading of its Common Stock or any other securities on any other market will be possible.

No Liquidating Distributions to Stockholders Expected

As previously disclosed, proceeds from the Liquidation would be applied in accordance with the Plan of Dissolution based on existing contractual priorities, including payments to holders of secured and unsecured indebtedness. The Company’s remaining secured and/or unsecured obligations are expected to exceed the value of the ABC Estate and, accordingly, the Company will not be able to provide any return to its stockholders and the stockholders will suffer a complete loss on investment in the implementation of the Dissolution.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro forma financial information

The Company is currently unable to prepare pro forma financial information reflecting the Asset Sales and the Assignment described in Item 2.01 of this Current Report on Form 8-K without unreasonable effort or expense, and therefore such information is not reasonably available to the Company within the meaning of Rule 12b-21 under the Securities Exchange Act of 1934.

(d)	Exhibits

Exhibit No.	Description

4.1	Certificate of Dissolution of Lazydays Holdings, Inc., filed on November 26, 2025 and effective as of 5:30 pm Eastern time on November 28, 2025.

10.1	General Assignment dated November 28, 2025, by and between Lazydays Holdings, Inc., a Delaware corporation, and Lazy Liquidation, LLC, a California limited liability company.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

November 28, 2025	By:	/s/ Ronald K. Fleming
Date		Ronald K. Fleming
Chief Executive Officer